CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS

Purpose:

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the Board") of Interwest Home Medical, Inc., a Utah corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the
Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.


Composition:

The Committee will be comprised of three or more independent members of the Board. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.


Functions and Authority:

The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time. The Committee shall have the full power and authority to carry out the following responsibilities:

      o To recommend annually to the full Board, the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

      o To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

      o To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including without limitation, the policies for recognition of revenues in financial statements.

      o To review with management and the independent auditors upon completion of their audit, financial results for the year as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission, or other disclosures.


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      o     To assist and interact with the  independent  auditors in order that they may carry out their duties in the most efficient and cost effect manner.

      o To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicits the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

      o To review the Company's balance sheet, profit and loss statement, statements of cash flows and stockholders' equity for each interim period as well as any changes in accounting policy that have occurred during the interim period.

      o To review and approve all professional services provided to the company by its independent auditors and consider the possible effects of such services on the independence of such auditors.

      o     To consult  with the  independent  auditors and discuss with Company
            management  the  scope  and  quality  of  internal   accounting  and
            financial reporting controls in effect.

      o To investigate, review and report to the Board the propriety and ethical implications of any transactions as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise; between (a) the Company, and (b) any employee, officer, or member of the Board of the Company, or any affiliates of the foregoing.

      o To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The Chief Executive Officer and/or the Vice President, Finance may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.


Minutes and Reports:

The Chairman of the Committee shall arrange with the Corporate Secretary's office and Corporate Counsel for the completion of an official set of minutes of each Committee meeting. The official minutes shall be approved by the Committee members, signed by the Chairman, and shall be given to the Corporate Secretary for filing with the Corporate Records. The Chairman shall report to the Board from time to time and as requested by the Board.



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                                    APPENDIX

                                      PROXY
                          INTERWEST HOME MEDICAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints James E. Robinson, CEO and director of Interwest Home Medical, Inc., or any member of the Board of Directors, with power of substitution, to represent and vote on behalf of the undersigned all shares of stock of Interwest Home Medical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2000, at 3:00 p.m. and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the Proxy Statement for the meeting, receipt of which is hereby acknowledged.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) and (2).

1.  Election of Directors
      FOR all nominees listed below          NO AUTHORITY to vote for
     (except as marked to the contrary       all nominees listed below ___
      below)___

   James E. Robinson, James U. Jensen, Dr. Jeffrey F. Poore and Jerald L Nelson

For except vote withheld from the following nominee(s):________________________

-------------------------------------------------------------------------------
2.  Proposal to ratify the Corporation's 2000 Stock Incentive Plan:

       For ________             Against_________         Abstain_________


2. IN THEIR DISCRETION, Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED OR ALL PROPOSALS SET FORTH ABOVE.

DATED:______________________________      _______________________________
                                          Signature


____________________________________      _______________________________
Number of Shares owned                    Please print name clearly


             Please sign exactly as the name appears on your stock
             certificate. When shares are held by joint tenants,
                  both should sign.  Please return this Proxy
                           in the enclosed envelope.


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